October 5, 2023

Lithium Americas Corp.
400-900 West Hastings Street
Vancouver, British Columbia V6C 1E5
Canada

Dear Sirs/Mesdames:

Re: Lithium Americas Corp. - Registration Statement on Form F-3

We have acted as British Columbia counsel to Lithium Americas Corp. (the "Company") in connection with the preparation of a Registration Statement on Form F-3 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act"), relating to the potential issuance and sale by the Company of up to an aggregate of US$750,000,000 of securities of the Company (collectively, the "Securities") pursuant to one or more prospectus supplements (each, a "Prospectus Supplement") to the Registration Statement to be filed by the Company from time to time.

The Securities of the Company which may be offered under the Registration Statement include the following:

1. common shares of the Company ("Common Shares");

2. preferred shares of the Company ("Preferred Shares");

3. senior and subordinated debt securities of the Company, including convertible debt securities (collectively, "Debt Securities");

4. subscription receipts ("Subscription Receipts") exchangeable for Common Shares and/or other securities of the Company;

5. warrants ("Warrants") exercisable to acquire Common Shares and/or other securities of the Company; and

6. securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units").

We have examined originals or copies, certified or otherwise identified to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and resolutions of the board of directors of the Company approving the filing of the Registration Statement and matters relating thereto. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

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We have also assumed that in connection with any Securities issued under the Registration Statement, (i) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus Supplement or any related document has been made and received prior to the issuance of any such Securities, (ii) any applicable agreement including any debt indenture, subscription receipt agreement, warrant indenture, underwriting agreement or similar document (collectively, "Applicable Agreements"), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Company and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or any requirement or restriction imposed by any court or governmental body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by and in conformity with the laws of the Province of British Columbia.

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect on the date hereof (the "Applicable Law").

Based on and subject to the foregoing assumptions and qualifications, we are of the opinion that:

1. With respect to the issuance of any Common Shares, including without limitation Common Shares issuable upon conversion, exchange or exercise of any other Securities that are convertible, exchangeable or exercisable into Common Shares, which may be offered pursuant to the Registration Statement, when (i) the issuance and sale of the Common Shares has been duly authorized by all necessary corporate action in conformity with the constating documents (as then in effect), and the Business Corporations Act (British Columbia) (the "BCBCA") (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), which is at least equal to the issue price of the Common Shares, has been received by the Company; and (iii) if certificated, the certificates representing the Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Common Shares will be validly issued, fully paid and non-assessable.

2. With respect to the issuance of any Preferred Shares which may be offered pursuant to the Registration Statement, when (i) the issuance and sale of the Preferred Shares has been duly authorized by all necessary corporate action in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), which is at least equal to the issue price of the Preferred Shares, has been received by the Company; and (iii) if certificated, the certificates representing the Preferred Shares have been duly executed and delivered by the proper officers of the Company to purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Preferred Shares will be validly issued, fully paid and non-assessable.

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3. With respect to any Debt Securities which may be offered pursuant to the Registration Statement, when (i) the terms, issuance, and sale of, and performance under the Debt Securities, any Securities underlying the Debt Securities, and the Applicable Agreement relating to the Debt Securities have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of any Securities to be issued upon conversion of the Debt Securities, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), for the Debt Securities has been received by the Company; (iii) the Debt Securities have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Debt Securities to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (iv) the Applicable Agreement relating to the Debt Securities and any underlying Securities has been duly authorized by the Company's board of directors (or a duly authorized committee thereof), executed and delivered, such Debt Securities will be validly issued and the Debt Securities issued pursuant to the Applicable Agreement relating to the Debt Securities will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

4. With respect to any Subscription Receipts which may be offered pursuant to the Registration Statement, when (i) the terms, issuance, and sale of, and performance under the Subscription Receipts, the Securities underlying the Subscription Receipts, and the Applicable Agreement relating to the Subscription Receipts have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Securities to be issued upon exchange of the Subscription Receipts, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), for the Subscription Receipts has been received by the Company; (iii) the Subscription Receipts have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Subscription Receipts to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (iv) the Applicable Agreement relating to the Subscription Receipts and the underlying Securities has been duly authorized by the Company's board of directors (or a duly authorized committee thereof), executed and delivered, such Subscription Receipts will be validly issued and the Subscription Receipts issued pursuant to the Applicable Agreement relating to the Subscription Receipts will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

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5. With respect to any Warrants which may be offered pursuant to the Registration Statement, when (i) the terms, issuance, and sale of, and performance under the Warrants, the Securities underlying the Warrants, and the Applicable Agreement relating to the Warrants have been duly authorized by all necessary corporation action, including the authorization of the issuance and reservation (if appropriate) of the Securities to be issued upon exercise of the Warrants, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), for the Warrants has been received by the Company; (iii) the Warrants have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Warrants to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (iv) the Applicable Agreement relating to the Warrants and the underlying Securities has been duly authorized by the Company's board of directors (or a duly authorized committee thereof), executed and delivered, such Warrants will be validly issued and the Warrants issued pursuant to the Applicable Agreement relating to the Warrants will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

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6. With respect to any Units which may be offered pursuant to the Registration Statement, when (i) the terms, issuance, and sale of, and performance under the Units, the Securities underlying the Units, and the Applicable Agreement relating to the Units have been duly authorized by all necessary corporation action, including the authorization of the issuance and reservation (if appropriate) of the Securities to be issued pursuant to the Units, in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company's board of directors (or a duly authorized committee thereof), for the Units has been received by the Company; (iii) the Units have been duly executed, countersigned, issued, and delivered in accordance with the Applicable Agreement relating to the Units to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto; and (iv) the Applicable Agreement relating to the Units and the underlying Securities has been duly authorized by the Company's board of directors (or a duly authorized committee thereof), executed and delivered, such Units will be validly issued and the Units issued pursuant to the Applicable Agreement relating to the Units will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. This opinion is expressed as at the date hereof and we disclaim any undertaking or obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Cassels Brock & Blackwell LLP